QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.17

LOAN AND SECURITY AGREEMENT

        THIS LOAN AND SECURITY AGREEMENT NO. 5251 (this "Agreement") is entered into as of June 30, 2006, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender") and ANACOR PHARMACEUTICALS, INC., a Delaware corporation ("Borrower") and sets forth the terms and conditions upon which Lender will lend and Borrower will repay money. In consideration of the mutual covenants herein contained, the parties agree as follows:

1.    DEFINITIONS AND CONSTRUCTION

        1.1    Definitions.    Initially capitalized terms used and not otherwise defined herein are defined in the California Uniform Commercial Code ("UCC").

        "ACH" means the Automated Clearing House electronic funds transfer system.

        "Advance" means a Loan advanced by Lender to Borrower hereunder.

        "Basic Rate" means a variable per annum rate of interest equal to the Index plus the Interest Margin which shall be subject to adjustment as provided in the Loan Agreement. On and after the Loan Commencement Date the Basic Rate shall be fixed and not subject to any further adjustments.

        "Borrower's Books" means all of Borrower's books and records, including records concerning Collateral, Borrower's assets, liabilities, business operations or financial condition, on any media, and the equipment containing such information.

        "Collateral" means: (i) all property in which Lender now has or hereafter obtains a security interest or which is listed on any UCC-1 naming Borrower as Debtor in any capacity and Lender or an affiliate of Lender as Secured Party including Exhibit A attached hereto; and (ii) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds.

        "Commitment" means $8,000,000, such Commitment availability subject to Borrower closing a Preferred Stock Financing and the issuance of a Warrant to Lender as set forth in Section 6.8 hereof.

        "Commitment Fee" means $10,000.

        "Commitment Termination Date" means the earliest to occur of (i) (a) October 1, 2006, if Borrower has not drawn at least $2,500,000 by such date, or (b) April 1, 2007; (ii) any Default or Event of Default, (iii) for any Advances, the date at which any 2 of the persons currently serving as either Chief Executive Officer, Chief Financial Officer or a Senior Vice-President of the Borrower cease to be involved in the management of Borrower; or (iv) the date on which any 2 of Rho Venture Partners; Venrock Partners; Aberdare Ventures or Care Capital cease to have a representative on Borrower's Board of Directors.

        "Control Agreement" means an agreement substantially in the form of Exhibit I or otherwise acceptable to Lender.

        "Default" means any event that with the passing of time or the giving of notice or both would become an Event of Default.

        "Default Rate" means the lesser of 18% per annum or the highest rate permitted by applicable law.

        "Disclosure Schedule" means the schedule attached as Schedule 1 hereto.

        "Event of Default" is defined in Section 8.

        "Funding Date" means any date on which an Advance is made to or on account of Borrower hereunder.

        "Indebtedness" means (i) all indebtedness for borrowed money or the deferred purchase of property or services, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, and (iv) all contingent obligations, including guaranties and obligations of reimbursement or respecting letters of credit.

        "Incumbency Certificate" means the document in the form of Exhibit E.

        "Index" means the prevailing variable Prime Rate of annual interest as quoted from time to time in the western edition of the Wall Street Journal.

        "Interest Margin" means 2% per annum.

        "Lender's Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, modification, administration, or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought; provided, however, that Lender's Expenses for the preparation and negotiation of the initial set of Loan Documents shall not exceed $10,000. Lender will apply deposits received before the date hereof, if any, towards Lender's Expenses.

        "Lien" means any lien, security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, or other encumbrance.

        "Loan" means all of the Advances, however evidenced, and all other amounts due or to become due hereunder.

        "Loan Commencement Date" means January 1, 2008.

        "Loan Documents" means, collectively, this Agreement, the Warrant, the Notes and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.

        "Negative Pledge Agreement" means an agreement in the form of Exhibit H.

        "Note" means a Secured Promissory Note in the form of Exhibit B.

        "Notice of Borrowing" means the form attached as Exhibit D.

        "Obligations" means all Loans, debt, principal, interest, fees, charges, Lender's Expenses and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind or description (whether pursuant to the Loan Documents or otherwise (with the exception of the Warrant), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any of the same obtained by Lender by assignment or otherwise, and all amounts Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

        "Permitted Indebtedness" means: (i) the Loan; (ii) unsecured trade debt incurred in the ordinary course of Borrower's business; (iii) Indebtedness secured by clause (ii) of Permitted Liens; and (iv)Subordinated Debt.

        "Permitted Liens" means: (i) Liens in favor of Lender; (ii) Liens disclosed in the Disclosure Schedule; (iii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender's interest in any Collateral; and (iv) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender's rights and remedies respecting the Collateral.

        "Preferred Stock Financing" means Borrower's Series D Preferred Stock financing with gross proceeds to Borrower of at least $5,000,000 and at a pre-money valuation not to exceed $86,000,000.

        "Regulated Substance" means any substance, material or waste the use, generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority, including any of the same designated by any authority as hazardous, genetic, cloning, fetal, or embryonic.

        "Responsible Officer" means each person as authorized by the board of directors of Borrower as set forth on the Incumbency Certificate.

        "Subordinated Debt" means Indebtedness of Borrower, lead by its existing investors in an amount not to exceed $5,000,000 that is subordinated in both security and right of payment to the Obligations on terms and conditions satisfactory to Lender as evidenced by a subordination agreement between Lender and the provider(s) of such Subordinated Debt.

        "Term" means the period from and after the date hereof until the full, final and indefeasible payment and performance of all Obligations.

        "Warrant" means the Warrant in favor of Lender and its affiliates to purchase securities of Borrower substantially in the form of Exhibit C to be issued in accordance with Section 6.8 hereof.

        1.2    Interpretation.    References to "Articles," "Sections," "Exhibits," and "Schedules" are to articles, sections, exhibits and schedules herein and hereto unless otherwise indicated. "Hereof," "herein" and "hereunder" refer to this Agreement as a whole. "Including" is not limiting. All accounting and financial computations shall be computed in accordance with generally accepted accounting principles consistently applied ("GAAP"). "Or" is not necessarily exclusive. All interest computation shall be based on a 360-day year and actual days elapsed.

2.    THE LOANS

        2.1    Commitment.    Subject to the terms hereof, Lender will make Advances to Borrower up to the principal amount of the Commitment, on or before the Commitment Termination Date. Notwithstanding anything in the Loan Documents to the contrary, Lender's obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date. Repaid principal of the Advances may not be re-borrowed.

        2.2    The Advances.    A Note setting forth the specific terms of repayment will evidence each Advance. No Advance will be made for less than $500,000, unless less than $500,000 remains available under the Commitment for borrowing. Absence of a Note evidencing any portion of the Loan shall not impair Borrower's obligation to repay it to Lender.

        2.3    Terms of Payment, Repayment.

            (a)    Repayment.    Borrower shall repay the principal and pay interest on each Advance on the terms set forth in the applicable Note. Amounts not paid when due hereunder or under the Note shall bear interest at the Default Rate. If a court of competent jurisdiction determines that Lender has received payments that, if interest, would exceed the maximum lawfully permitted, Lender will instead apply such money to fees and expenses and then to early prepayment of principal.

            (b)    ACH.    All payments due to Lender must be, at Lender's option, paid to Lender in cash or through ACH. Borrower shall execute and deliver the ACH Authorization Form substantially in the form of Exhibit G. If the ACH payment arrangement is terminated for any reason, Borrower shall make all payments due to Lender at Lender's address specified in Section 11.

            (c)    Default Rate.    While an Event of Default has occurred and is continuing, interest on the Loan shall be increased to the Default Rate. Lender's failure to charge or accrue interest at the Default Rate during the existence of a Default shall not be deemed a waiver by Lender of its right or claim thereto.

            (d)    Date.    Whenever any payment due under the Loan Documents is due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

        2.4    Fees.    Borrower shall pay to Lender the following:

            (a)    Commitment Fee.    The Commitment Fee, which has been previously paid by Borrower, and shall be applied by Lender to Lender's Expenses and other Obligations.

            (b)    Late Fee.    On demand, a late charge on any sums due hereunder that are not paid when due, in an amount equal to 2% of the past due amount, payable on demand.

            (c)    Lender's Expenses.    When requested, all Lender's Expenses. Lender's Expenses not paid when due shall bear interest as principal at the Default Rate.

3.    CONDITIONS OF ADVANCES; PROCEDURE FOR REQUESTING ADVANCES

        3.1    Conditions Precedent to any and all Advances.    The obligation of Lender to make any Advances is subject to each and every of the following conditions precedent in form and substance satisfactory to Lender in its sole discretion: (i) this Agreement, a Note evidencing the Advance, the Warrant, and all other UCC financing statements, and other documents required or as specified herein have been duly authorized, executed and delivered; (ii) no Default or Event of Default has occurred and is continuing; (iii) delivery of a Notice of Borrowing with respect to the proposed Advance; (iv) Lender's security interests in the Collateral are valid and first priority, except for Permitted Liens; (v) Borrower shall have opened a new account #14994-19632 with Bank of America and Lender shall have received a signed Control Agreement for such account and any other new accounts with said institution; and (vi) all such other items as Lender may reasonably deem necessary or appropriate have been delivered or satisfied. The extension of an Advance prior to the receipt by Lender of any of the foregoing shall not constitute a waiver by Lender of Borrower's obligation to deliver such item.

        3.2    Procedure for Making Advances.    For any Advance, Borrower shall provide Lender an irrevocable Notice of Borrowing at least 10 business days prior to the desired Funding Date and Lender shall only be required to make Advances hereunder based upon written requests which comply with the terms and exhibits of this Loan Agreement (as the same may be amended from time to time), and which are submitted and signed by a Responsible Officer. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made.

4.    CREATION OF SECURITY INTEREST

        4.1    Grant of Security Interest.    Borrower grants to Lender a valid, first priority, continuing security interest in all present and future Collateral in order to secure prompt, full, faithful and timely payment and performance of all Obligations.

        4.2    Inspections.    While any Obligations remain outstanding, Lender shall have the right upon reasonable prior notice to inspect Borrower's Books, including computer files, and to make copies, and to test, inspect and appraise the Collateral, in order to verify any matter relating to Borrower or the Collateral.

        4.3    Authorization to File Financing Statements.    Borrower irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction any financing statements and amendments that: (i) name Collateral as collateral thereunder, regardless of whether any particular Collateral falls within the scope of the UCC; (ii) contain any other information required by the UCC for sufficiency or filing office acceptance, including organization identification numbers; and (iii) contain such language as Lender determines helpful in protecting or preserving rights against third parties. Borrower ratifies any such filings made prior to the date hereof.

5.    REPRESENTATIONS AND WARRANTIES

        Borrower represents, warrants and covenants as follows:

        5.1    Due Organization and Qualification.    Borrower is a corporation duly formed, existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified or in which the Collateral is located, except for states other than California and Delaware as to which any failure so to qualify would not reasonably be expected to have a material adverse effect on Borrower or any of the Collateral.

        5.2    Authority.    Borrower has all corporate power and authority, and has taken all actions, and has obtained all third party consents necessary to execute, deliver, and perform the Loan Documents.

        5.3    Disclosure Schedule.    All information on the Disclosure Schedule is true, correct and complete.

        5.4    Authorization; Enforceability.    The execution and delivery hereof, the granting of the security interest in the Collateral, the incurring of the Obligations, the execution and delivery of all Loan Documents and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary action by Borrower. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy or similar laws relating to enforcement of creditors' rights generally.

        5.5    Name and Location.    Borrower has not done business under any name other than that specified on the signature page hereof or as set forth on the Disclosure Schedule. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral is set forth in Section 11. The Collateral is presently located at the address(es) set forth in Section 11 and on the Disclosure Schedule.

        5.6    Litigation.    All actions or proceedings pending or threatened by or against Borrower before any court or administrative agency are set forth on the Disclosure Schedule.

        5.7    Financial Statements.    All financial statements fairly represent the financial condition of the Borrower. All statements respecting Collateral that have been or may hereafter be delivered by Borrower to Lender are true, complete and correct in all material respects for the periods indicated.

        5.8    Solvency.    Borrower is solvent and able to pay its debts (including trade debts) as they come due.

        5.9    Taxes.    Borrower has filed and will file all required tax returns, and has paid and will pay all taxes it owes other than where the failure to comply would not reasonably be expected to have an adverse effect on Borrower.

        5.10    Rights; Title to Assets.    Borrower possesses and owns all necessary assets, rights, trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which it needs to conduct its business as now operated or proposed to be operated. Borrower has good title to its assets, free and clear of any Liens, except for Permitted Liens.

        5.11    Full Disclosure.    No written representation, warranty or other statement made by Borrower in any Loan Document, certificate or statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

        5.12    Regulated Substances.    To its knowledge, Borrower complies and will comply with all laws respecting Regulated Substances in all material respects.

        5.13    Reaffirmation.    Each Notice of Borrowing will constitute (i) a warranty and representation in favor of Lender that there does not exist any Default and (ii) subject to any amended Disclosure Schedule delivered to Lender or any other written disclosure required to be sent to Lender pursuant to the terms hereof, a reaffirmation as of the date thereof of all of the representations and warranties contained in this Agreement and the Loan Documents, provided, however, and notwithstanding any provision in this Agreement to the contrary, if any such amended Disclosure Schedule contains any matter which could reasonably be expected to have a material adverse effect on Borrower or the Collateral, Lender's obligation to make Advances to Borrower hereunder shall be suspended during the pendency of any such material adverse effect condition.

6.    AFFIRMATIVE COVENANTS

        Borrower covenants and agrees that it shall do all of the following:

        6.1    Good Standing and Compliance.    Borrower shall maintain all governmental licenses, rights and agreements necessary for its operations or business and comply in all material respects with all statutes, laws, ordinances and government rules and regulations to which it is subject.

        6.2    Financial Statements, Reports, Certificates.    Borrower shall deliver to Lender: (i) as soon as prepared, and no later than 30 days after the end of each calendar month, a balance sheet, income statement and cash flow statement covering Borrower's operations during such period; (ii) as soon as prepared, but no later than 180 days after the end of the fiscal year, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present Borrower's financial condition by an independent public accounting firm reasonably acceptable to Lender; (iii)promptly upon notice thereof, a report of any legal or administrative action pending or threatened against Borrower which is likely to result in liability to Borrower in excess of $50,000; and (iv) such other financial information as Lender may reasonably request from time to time. Financial statements delivered pursuant to subsections (i) and (ii) above shall be accompanied by a certificate signed by a Responsible Officer (each an "Officer's Certificate") in the form of Exhibit F.

        6.3    Notice of Defaults.    Reasonably promptly after discovering any Default or Event of Default, deliver an Officer's Certificate setting forth the facts relating to or giving rise thereto, and the Borrower's proposed action with respect thereto.

        6.4    Use; Maintenance.    Borrower, at its expense, shall (i) maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations regarding use and operation of the Collateral and (ii) repair or replace any lost or damaged Collateral, other than Collateral that is obsolete or worthless at the time of loss or damage or that Borrower determines in good faith is not necessary or useful in the conduct of its business.

        6.5    Insurance.    Borrower, at its own expense, shall maintain insurance in amounts and coverages reasonably satisfactory to Lender. Each insurance policy shall: (i) name Lender loss payee or additional insured, as appropriate, (ii)provide for insurer's waiver of its right of subrogation against Lender and Borrower, (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Borrower and waive set-off, counterclaim or offset against Lender, (iv) be primary without a right of contribution of Lender's insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (v) require the insurer to give Lender at least 30 days prior written notice of cancellation. Borrower shall furnish all certificates of insurance required by Lender.

        6.6    Loss Proceeds.    So long as no Event of Default has occurred and is continuing, any proceeds of insurance on or condemnation of Collateral shall, at Borrower's election and so long as Lender's security interest in such proceeds remains first priority, be used either to repair or replace such Collateral or otherwise applied to the purchase or acquisition of property useful to Borrower's business.

        6.7    Further Assurances.    At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as Lender may reasonably request to effect the intent and purposes hereof, to perfect and continue perfected and of first priority Lender's security interests in the Collateral, and to effect and maintain ACH payment arrangements.

        6.8    Preferred Stock Financing.    Borrower shall provide Lender with evidence reasonably satisfactory to Lender of the closing of the Preferred Stock Financing. Within 10 days of the closing of the Preferred Stock Financing, Borrower shall issue Lender a Warrant to purchase such number of shares of preferred stock as sold in such Preferred Stock Financing initially equal to $260,000 divided by the price per share paid by investors in such Preferred Stock Financing. The purchase price per share of preferred stock purchasable under the Warrant shall be the price per share paid by the investors in the Preferred Stock Financing. The number of shares purchasable under the Warrant shall be subject to increase based on Advances made under the Commitment as set forth in the Warrant.

7.    NEGATIVE COVENANTS

        Borrower will not do any of the following:

        7.1    Location of Collateral.    Change its chief executive office or principal place of business or remove, except in the ordinary course of Borrower's business, the Collateral or Borrower's Books from the premises listed in Section 11 without giving 30 days prior written notice to Lender.

        7.2    Extraordinary Transactions.    Enter into any transaction not in the ordinary course of Borrower's business as presently conducted or as proposed to be conducted in Borrower's business plan, including the sale, lease, license or other disposition of its assets, other than (i) sales of inventory in the ordinary course of Borrower's business; and (ii) licenses of Borrower's intellectual property assets (a) entered into in the ordinary course of Borrower's business as presently conducted or (b) as proposed to be conducted in Borrower's business plan, including, for example, licenses of intellectual property rights related to AN0128 or AN2690. The parties hereto agree that strategic partnerships that do not involve a transfer of a material portion of Borrower's assets shall be deemed to be in the "ordinary course of business" for purposes of this Agreement.

        7.3    Restructure.    Make any material change in Borrower's financial structure or business operations (other than through the sale of preferred stock to equity investors); or suspend operation of Borrower's business.

        7.4    Liens.    Create, incur, assume or suffer to exist any Lien of any kind with respect to any of its property, whether now owned or hereafter acquired, except for Permitted Liens.

        7.5    Indebtedness.    Create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

        7.6    Distributions.    Pay any dividends or distributions, or redeem or purchase, any capital stock, except for repurchases of capital stock from departing employees or directors, under repurchase agreements approved by the Borrower's Board of Directors.

        7.7    Transactions with Affiliates.    Directly or indirectly enter into any transaction with any affiliate which is on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated entity; provided, any such transaction shall not be a breach of this Section 7.7 if approved by a disinterested majority of the Borrower's Board of Directors.

        7.8    Compliance.    (i) Become an "investment company" under the Investment Company Act of 1940 or extend credit to purchase or carry margin stock; (ii) fail to meet the minimum funding requirements of ERISA; (iii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (iv) fail to comply with the Federal Fair Labor Standards Act; or (v) violate any other material law or material regulation, in each case unless such event, failure or violation would not have a material adverse effect on Borrower or the Collateral.

        7.9    UCC Effectiveness.    Change its name, jurisdiction of organization, or take any other action that could render Lender's financing statements misleading under the UCC, without giving Lender 30 days advance written notice.

        7.10    Deposit and Securities Accounts.    Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority security interest. Notwithstanding the foregoing, Lender shall not have a perfected security interest in Borrower's accounts #0117120009 and # W89-080560 with Bank of America and Bank of America Securities, respectively, listed on the Disclosure Schedule, provided, however, Borrower shall close such accounts within 120 days from the date hereof.

8.    EVENTS OF DEFAULT

        Any one or more of the following shall constitute an Event of Default by Borrower hereunder:

        8.1    Payment.    Borrower fails to pay when due and payable in accordance with the Loan Documents any portion of the Obligations, or cancels an ACH payment or transfer Lender has initiated in conformity with the terms hereof provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error if Borrower had the funds to make the payment when due and makes the payment the business day following Borrower's knowledge of such failure to pay.

        8.2    Certain Covenant Defaults.    Borrower fails to perform any obligation under Section 6.5 or 6.6, or violates any of the covenants contained in Section 7.

        8.3    Other Covenant Defaults.    Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and has failed to cure such failure within 15 days after its occurrence.

        8.4    Attachment.    Any material portion of Borrower's assets is attached, seized, subjected to a government levy, lien, writ or distress warrant, or comes into the possession of any trustee or receiver and the same is not returned, removed, waived, stayed, discharged or rescinded within 10 days.

        8.5    Other Agreements.    There is a default in any agreement to which Borrower is a party resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any Indebtedness, in an amount greater than $100,000; provided that in the event Borrower in good faith disputes whether a default has occurred under such agreement and has adequate reserves, there shall not be an Event of Default under this Section until the earlier of actual exercise by the third party of such right to accelerate or 30 days after such default.

        8.6    Judgments.    One or more judgments for an aggregate of at least $100,000 is rendered against Borrower and remains unsatisfied and unstayed for more than 30 days.

        8.7    Injunction.    Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Borrower's assets.

        8.8    Misrepresentation.    Any representation, statement, or report made to Lender by Borrower was false or misleading when made in any material respect.

        8.9    Enforceability.    Lender's ability to enforce its rights against Borrower or any Collateral is impaired in any material respect, or Borrower asserts that any Loan Document is not a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

        8.10    Involuntary Bankruptcy.    An involuntary bankruptcy case remains undismissed or unstayed for 30 days or, if earlier, an order granting the relief sought is entered.

        8.11    Voluntary Bankruptcy or Insolvency.    Borrower commences a voluntary case under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of Borrower or any substantial part of its property, or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing.

        8.12    Merger, Sale or Change of Control.    The occurrence of (i) a merger of Borrower with another entity (whether or not the Borrower is the "surviving entity") whereby the shareholders of Borrower immediately prior to such merger own less than 50% of the outstanding voting securities of Borrower immediately after such merger; (ii) the sale (in one or a series of related transactions) of all or substantially all of Borrower's assets; or (iii) any transaction (or series of related transactions) other than a transaction that is a bona fide equity financing with the primary purpose of raising capital for Borrower, whereby the shareholders of Borrower immediately prior to such transaction(s) own less than 50% of the outstanding voting securities of Borrower immediately after such transaction(s), and in each case such acquirer or resulting entity (including, Borrower, if Borrower is the resulting or surviving entity) fails to either: (a) pay off the Obligations in cash at the closing of the acquisition, merger or sale or (b) provide an unconditional, unlimited guaranty or reaffirmation of the Obligations in form and substance reasonably satisfactory to Lender and is of a credit quality acceptable to Lender.

9.    LENDER'S RIGHTS AND REMEDIES

        9.1    Rights and Remedies.    Upon the occurrence and continuance of any Event of Default, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower: (i) accelerate and declare the Loan and all Obligations immediately due and payable; (ii) make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral, with such amounts becoming Obligations bearing interest at the Default Rate; (iii) exercise any and all other rights and remedies available under the UCC or otherwise; (iv) require Borrower to assemble the Collateral at such places as Lender may designate; (v) enter premises where any Collateral is located, take, maintain possession of, or render unusable the Collateral or any part of it; (vi) without notice to Borrower, set off and recoup against any portion of the Obligations; (vii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, in connection with which Borrower hereby grants Lender a license to use without charge Borrower's premises, labels, name, trademarks, and other property necessary to complete, advertise, and sell any Collateral; and (viii) sell the Collateral at one or more public or private sales.

        9.2    Power of Attorney in Respect of the Collateral.    Borrower hereby irrevocably appoints Lender (which appointment is coupled with an interest) its true and lawful attorney in fact with full power of substitution, for it and in its name to, upon and during the continuation of an Event of Default: (i) ask, demand, collect, receive, sue for, compound and give acquittance for any and all Collateral with full power to settle, adjust or compromise any claim, (ii) receive payment of and endorse the name of Borrower on any items of Collateral, (iii) make all demands, consents and waivers, or take any other action with respect to, the Collateral, (iv) file any claim or take any other action, in Lender's or Borrower's name, which Lender may reasonably deem appropriate to protect its rights in the Collateral, or (v) otherwise act with respect to the Collateral as though Lender were its outright owner.

        9.3    Charges.    If Borrower fails to pay any amounts required hereunder to be paid by Borrower to any third party, Lender may at its option pay any part thereof and any amounts so paid including Lender's Expenses incurred shall become Obligations, immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Any such payments by Lender shall not constitute an agreement to make similar payments or a waiver of any Event of Default.

        9.4    Remedies Cumulative.    Lender's rights and remedies under the Loan Documents and all other agreements with Borrower shall be cumulative. Lender shall have all other rights and remedies as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence.

        9.5    Application of Collateral Proceeds.    Lender will apply proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by applicable law.

10.    WAIVERS; INDEMNIFICATION

        10.1    Waivers.    Without limiting the generality of the other waivers made by Borrower herein, to the maximum extent permitted under applicable law, Borrower hereby irrevocably waives all of the following: (i) any right to assert against Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, crossclaim and/or other claim (a) which Borrower may now or at any time hereafter have against any party liable to Lender in any way or manner, or (b) arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest; (ii) presentment, demand and notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (iii) the benefit of all marshalling, valuation, appraisal and exemption laws; (iv) the right, if any, to require Lender to (a) proceed against any person liable for any of the Obligations as a condition to or before proceeding hereunder; or (b) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition to, or before proceeding hereunder; (v) any demand for possession before the commencement of any suit or action to recover possession of Collateral; and (vi) any requirement that Lender retain possession and not dispose of Collateral until after trial or final judgment.

        10.2    Lender's Liability for Collateral.    Subject to the applicable provisions of the UCC, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of any Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person or entity whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower. Lender will have no responsibility for taking any steps to preserve rights against any parties respecting any Collateral. Lender's powers hereunder are conferred solely to protect its interest in the Collateral and do not impose any duty to exercise any such powers. None of Lender or any of its officers, directors, employees, agents or counsel will be liable for any action lawfully taken or omitted to be taken hereunder or in connection herewith (excepting gross negligence or willful misconduct), nor under any circumstances have any liability to Borrower for lost profits or other special, indirect, punitive, or consequential damages. Lender retains any documents delivered by Borrower only for its purposes and for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

        10.3    Indemnification.    Borrower shall, on an after tax basis, defend, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender's Expenses and reasonable attorney's fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, with respect to noncompliance with laws or regulations respecting Regulated Substances, government secrecy or technology export, or any Lien not created by Lender or right of another against any Collateral, even if the Collateral is foreclosed upon or sold pursuant hereto, and with respect to any investigation, litigation or proceeding before any agency, court or other governmental authority relating to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations in this Section shall survive the Term. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person, at the sole cost and expense of Borrower. All amounts owing under this Section shall be paid within 30 days after written demand.

11.    NOTICES

        All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by confirmed facsimile, at the respective addresses set forth below:

If to Borrower:	If to Lender:
Anacor Pharmaceuticals, Inc. 1060 E. Meadow Circle Palo Alto, California 94303 Attention: Chief Financial Officer FAX: (650) 739-0139	Lighthouse Capital Partners V, LP 500 Drake's Landing Road Greenbrae, California 94904 Attention: Contract Administrator FAX: (415) 925-3387

12.    GENERAL PROVISIONS

        12.1    Successors and Assigns.    This Agreement shall bind and inure to the benefit of the parties' respective successors and permitted assigns. Borrower may not assign any rights hereunder without Lender's prior written consent, which consent may be granted or withheld in Lender's reasonable sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of any Loan Document.

        12.2    Time of Essence.    Time is of the essence for the performance of all Obligations.

        12.3    Severability of Provisions.    Each provision hereof shall be severable from every other provision in determining its legal enforceability.

        12.4    Entire Agreement.    This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender with respect to their subject matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral. This Agreement is the result of negotiations between and has been reviewed by the Borrower and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. This Agreement may only be modified with the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any one case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

        12.5    Reliance by Lender.    All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

        12.6    No Set-Offs by Borrower.    All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

        12.7    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same original instrument.

        12.8    Survival.    All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.

        12.9    No Original Issue Discount.    Borrower and Lender acknowledge and agree that the Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code, which includes the Loan. Borrower and Lender further agree as between them, that the fair market value of the Warrant is $100 and that, pursuant to Treas. Reg. § 1.1273-2(h), $100 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing and, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loan shall be considered to be zero.

        12.10    Relationship of Parties.    The relationship between Borrower and Lender is, and at all times shall remain, solely that of a borrower and lender. Lender is not a partner or joint venturer of Borrower; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or have a fiduciary relationship with Borrower or any of its affiliates, or to owe any fiduciary duty to Borrower or any of its affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any of them of any matter in connection with its or their property, the Loans, any Collateral or the operations of Borrower or any of its affiliates. Borrower and each of its affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any affiliate is entitled to rely thereon.

        12.11    Confidentiality.    Lender and Borrower agree that, except with the prior written permission of the other party, the parties shall at all times hold in confidence and trust and not use or disclose any confidential information provided or learned by such party in connections with it's rights under the Loan Documents. Notwithstanding the foregoing, the parties may disclose any confidential information of the other party provided to or learned by such party in connection with such rights to the minimum extent necessary (i) in connection with the enforcement of this Agreement or rights under this Agreement or the Loan Documents; (ii) as required by any court or other governmental body, provided that such party provides the other party with prompt notice of such court order or requirement to enable the party to seek a protective order or otherwise to prevent or restrict such disclosure; (iii) to legal counsel or such party; (iv) to comply with applicable law; or (v) with respect to financial information concerning the Borrower, to Lender's limited and general partners in accordance with Lender's customary investment reporting practices.

        12.12    Choice of Law and Venue; Jury Trial Waiver.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ANACOR PHARMACEUTICALS, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.
		BY:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner
By:	/s/ LUCY DAY	By:	/s/ THOMAS CONNEELY
Name:	Lucy O. Day	Name:	Thomas Conneely
Title:	CFO	Title:	Vice President

Exhibit A	Collateral Description
Exhibit B	Form of Note
Exhibit C	Form of Preferred Stock Warrant
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Incumbency Certificate
Exhibit F	Form of Officers Certificate
Exhibit G	ACH Authorization
Exhibit H	Form of Negative Pledge Agreement
Exhibit I	Control Agreement

EXHIBIT A

COLLATERAL

        This FINANCING STATEMENT and SECURITY AGREEMENT covers all of Debtor's interests in all of the following types or items of property, wherever located and whether now owned or hereafter acquired, and Debtor hereby grants Secured Party a security interest therein as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party, howsoever arising. Debtor agrees that said security interest may be enforced by Secured Party in accordance with the terms of all security and other agreements between Secured Party and Debtor, the California Uniform Commercial Code, or both, and that this document shall be fully effective as a security agreement, even if there is no other security or other agreement between Secured Party or Debtor:

        All assets of the Debtor; all personal property of Debtor;

        All "accounts", "general intangibles", "chattel paper", "contract rights", "documents", "instruments", "deposit accounts", "inventory", "farm products", "fixtures" and "equipment", as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof;

        All general intangibles of every kind, including without limitation, federal, state and local tax refunds and claims of all kinds; all rights as a licensee or any kind; all customer lists, telephone numbers, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;

        All returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Secured Party or others;

        All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;

        All right, title and interest of Debtor, and all of Debtor's rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;

        All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Debtor's business, goods, finished goods, returned goods and all other goods and inventory of whatsoever kind or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof;

        All inventory, raw materials and work in progress wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing; INVENTORY RETURNED BY DEBTOR TO ITS SUPPLIERS SHALL REMAIN SUBJECT TO SECURED PARTY'S SECURITY INTEREST;

        All equipment and fixtures, NONE OF WHICH THE DEBTOR IS AUTHORIZED TO SELL, LEASE OR OTHERWISE DISPOSE OF WITHOUT THE WRITTEN CONSENT OF SECURED PARTY, including without limitation all machinery, machine tools, motors, controls, parts, vehicles,

1

workstations, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;

        All investment property;

        All books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and

        All cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by Debtor against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing.

        NOTICE—PURSUANT TO AN AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, DEBTOR HAS AGREED NOT TO FURTHER ENCUMBER THE COLLATERAL DESCRIBED HEREIN, THE FURTHER ENCUMBERING OF WHICH MAY CONSTITUTE THE TORTIOUS INTERFERENCE WITH SECURED PARTY'S RIGHTS BY SUCH ENCUMBRANCER. IN THE EVENT THAT ANY ENTITY IS GRANTED A SECURITY INTEREST IN DEBTOR'S ACCOUNTS, CHATTEL PAPER, GENERAL INTANGIBLES OR OTHER ASSETS CONTRARY TO THE ABOVE, THE SECURED PARTY ASSERTS A CLAIM TO ANY PROCEEDS THEREOF RECEIVED BY SUCH ENTITY.

        Notwithstanding any of the foregoing, this Financing Statement and Security Agreement does not cover any of Debtor's interests in, and the Collateral shall not under any circumstance include, and no security interest is granted in, Debtor's Intellectual Property, including, without limitation, any and all property of the Debtor that is subject to, listed in or otherwise described in the Negative Pledge Agreement dated June 30, 2006 between the Secured Party and the Debtor. "Intellectual Property" means, collectively, all rights, priorities and privileges of the Debtor relating to intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Debtor, or in which Debtor now holds or hereafter acquires or receives any right or interest, whether arising under United States, multinational or foreign laws or otherwise, and shall include, in any event, all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade secrets, internet domain names (including any right related to the registration thereof), proprietary or confidential information, mask works, sources object or other programming codes, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, models, drawings, materials or records. Notwithstanding the foregoing, Intellectual Property as defined above does not include accounts, accounts receivable, royalties, licensing fees, contract rights, proceeds, or other revenue obtained or owed from or on account of the licensing or other exploitation of Intellectual Property,

2

none of which are excluded, and all of which are included as collateral in the security interest granted by Debtor to Secured Party.

"DEBTOR"	"SECURED PARTY"
ANACOR PHARMACEUTICALS, INC.,	LIGHTHOUSE CAPITAL PARTNERS V, L.P.
a Delaware corporation	BY:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner
By:
Name:	By:
Title:	Name:
Title:

3

EXHIBIT B

[                        ]

SECURED PROMISSORY NOTE

        THIS SECURED PROMISSORY NOTE (this "Note") is made                         , 200    , by ANACOR PHARMACEUTICALS, INC. ("Borrower") in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, "Lender"). Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan and Security Agreement No. 5251 between Borrower and Lender dated June 30, 2006 (the "Loan Agreement").

        FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake's Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate ("Lender's Office"), the principal sum of $                         (the "Advance"), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.

        "Basic Rate" means a variable per annum rate of interest equal to the Index plus the Interest Margin which shall be subject to adjustment as provided in the Loan Agreement. On and after the Loan Commencement Date, the Basic Rate shall be fixed and not subject to any further adjustments.

        "Final Payment" means 9.5% of the Advance.

        "Index" means the prevailing variable Prime Rate of annual interest as quoted from time to time in the western edition of the Wall Street Journal.

        "Interest Margin" means 2% per annum.

        "Loan Commencement Date" means January 1, 2008.

        "Maturity Date" means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.

        "Payment Date" means the first day of each calendar month.

        "Prepayment Fee" means (i) 3% of the outstanding principal amount being prepaid if such prepayment is made in calendar year 2006 or 2007; (ii) 2% of the outstanding principal amount being prepaid if such prepayment is made in calendar year 2008, or (iii) 1% of the outstanding principal amount being prepaid if such prepayment is made in calendar year 2009 or thereafter.

        "Repayment Period" means the period beginning on the Loan Commencement Date and continuing for 30 calendar months.

        1.    Repayment.    Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate prevailing on the first business day of such calendar month. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment.

        2.    Interest.    Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender's option, and thereafter bear like interest as principal. All interest computation shall be based on a 360-day year and actual days elapsed. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid

1

hereunder will be applied to the Obligations in Lender's discretion and as provided in the Loan Agreement.

        3.    Voluntary Prepayment.    Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest; (ii) the Final Payment; (iii) the Prepayment Fee; and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

        4.    Collateral.    This Note is secured by the Collateral.

        5.    Waivers.    Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

        6.    Choice of Law; Venue.    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

        7.    Miscellaneous.    THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. "Hereof," "herein," "hereunder," and similar words refer to this Note in its entirety. "Or" is not necessarily exclusive. "Including" is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties' respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

        IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

ANACOR PHARMACEUTICALS, INC.
By:
Name:
Title:

2

EXHIBIT D

NOTICE OF BORROWING

                    ,

Lighthouse Capital Partners V, L.P.
500 Drake's Landing Road
Greenbrae, CA 94904-3011

        Ladies and Gentlemen:

        Reference is made to the Loan and Security Agreement No. 5251 dated as of June 30, 2006 (as it has been and may be amended from time to time, the "Loan Agreement," initially capitalized terms used herein as defined therein), between LIGHTHOUSE CAPITAL PARTNERS V, L.P. and ANACOR PHARMACEUTICALS, INC. (the "Company")

        The undersigned is the President and CEO of the Company, and hereby irrevocably requests an Advance under the Loan Agreement, and in that connection certifies as follows:

        1.     The amount of the proposed Advance is $                        . The business day of the proposed Advance is                        .

        2.     The Loan Commencement Date for this Advance shall be January 1, 2008.

        3.     As of this date, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in Section 5 of the Loan Agreement are true and correct in all material respects, except as set forth in the Disclosure Schedule and any updates thereto delivered on or before the date hereof.

        4.     No event that could reasonably be expected to have a material adverse effect on the ability of Borrower to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements, submitted to you by the Company.

        The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Funding Date.

Very truly yours,
ANACOR PHARMACEUTICALS, INC.
By:
Name:	Lucy O. Day
Title:	CFO

1

EXHIBIT E

INCUMBENCY CERTIFICATE

        The undersigned, Lucy O. Day, hereby certifies that:

        1.     He/She is the duly elected and acting Chief Financial Officer of ANACOR PHARMACEUTICALS, INC., a Delaware corporation (the "Company").

        2.     That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE
David Perry	Chief Executive Officer
Lucy O. Day	Chief Financial Officer

        3.     Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company, as amended, as in effect as of the date hereof.

        4.     Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.

        5.     Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company's execution, delivery and performance of a loan facility with Lighthouse Capital Partners V, L.P.

        IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on June    , 2006.

ANACOR PHARMACEUTICALS, INC.
By:
Name:	Lucy O. Day
Title:	Chief Financial Officer

        I, the Chief Executive Officer of the Company, do hereby certify that Lucy Day is the duly qualified, elected and acting Chief Financial Officer of the Company and that the above signature is his or her genuine signature.

        IN WITNESS WHEREOF, the undersigned has executed and delivered this Incumbency Certificate on June    , 2006.

ANACOR PHARMACEUTICALS, INC.
By:
Name:	David Perry
Title:	Chief Executive Officer

1

EXHIBIT F

OFFICER'S CERTIFICATE

        The undersigned, to induce LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender"), to extend or continue financial accommodations to ANACOR PHARMACEUTICALS, INC., a Delaware corporation (the "Borrower") pursuant to the terms of that certain Loan and Security Agreement dated June 30, 2006 (the "Loan Agreement"), hereby certifies that on the date hereof:

  1.
  I am the duly elected and acting Chief Financial Officer of Borrower.

  2.
  I am a Responsible Officer as that term is defined in the Loan Agreement.

  3.
  The information submitted herewith is in fact what it purports to be.

  4.
  The information delivered herewith is true, correct and complete.

  5.
  Borrower is currently able to meet its obligations as they come due.

  6.
  I understand that Lender is relying upon the truthfulness, accuracy and completeness hereof in connection with the Loan Agreement.

  7.
  I will advise you if it comes to my attention that, as of the date hereof, the information submitted herewith was not in fact true, correct and complete.

        IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate on                        .

ANACOR PHARMACEUTICALS, INC.
By:
Name:	Lucy O. Day
Title:	CFO

1

EXHIBIT G

AUTHORIZATION FOR AUTOMATIC PAYMENT

        The undersigned ANACOR PHARMACEUTICALS, INC. ("Borrower") authorizes LIGHTHOUSE CAPITAL PARTNERS V, L.P. and any and all affiliated funds (collectively, "Lender") and the bank / financial institution ("Bank") named below to initiate variable debit and/or credit entries to Borrower's deposit, checking or savings accounts as designated below and to cause funds transfers to an account of Lender as payment of any and all amounts due under the Loan and Security Agreement between Borrower and Lender dated June 30, 2006 (the "Loan Agreement").

        1.     Lender is hereby authorized to initiate variable debit and/or credit transactions and resulting funds transfers in Borrower's designated accounts with respect to amounts calculated by Lender to be due and owing to Lender by Borrower periodically under the Loan Agreement. Borrower consents to all such debit and/or credit transactions and resulting funds transfers and hereby authorizes Lender to take all such actions as may be required by Bank with respect to such transactions. Borrower acknowledges and agrees that such credit and/or debit entries may be made in amounts due under the Loan Agreement in order to cause timely payments as required by the terms of the Loan Agreement.

        2.     Borrower hereby authorizes Lender to release to Bank all information concerning Borrower that may be necessary or desirable for Bank to investigate or recover any erroneous funds transfers that may occur.

        3.     Borrower acknowledges and agrees that all such debit and/or credit transactions and funds transfers are intended to be made through an Automated Clearing House system and in compliance with the NACHA Rules and in compliance with Bank's security procedures.

        4.     Borrower represents and warrants that the account information set forth below is accurate and complete and that each of the account(s) set forth below is a business account maintained in Borrower's name and for Borrower's account.

        This Consent shall be effective as of June 30, 2006 and shall remain in effect until the Loan Agreement has been terminated. Any cancellation by Borrower of this consent shall (i) be made in writing and (ii) delivered to Bank and Lender in such time as to afford Bank and Lender a reasonable opportunity to act on said cancellation.

Bank of America
(Name of Borrower's Bank)
530 Lytton Avenue,	Palo Alto,	CA	94301

(Address of Bank)	(City)	(State)	(Zip Code)
Bank Routing Number

	(between these symbols "/:" ":/" on bottom left of check)
Account Number:		(checking)

Copy of a voided check is attached to this form

Borrower Name:	ANACOR PHARMACEUTICALS, INC.
Borrower Address:	1060 E. Meadow Circle
Palo Alto, CA 94303
Authorized by:
Its: CFO

1

EXHIBIT H

NEGATIVE PLEDGE AGREEMENT

        THIS NEGATIVE PLEDGE AGREEMENT is made as of June 30, 2006, by and between ANACOR PHARMACEUTICALS, INC. ("Borrower") and LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender").

        In consideration of the Loan and Security Agreement between the parties of proximate date herewith (the "Loan Agreement"), Borrower agrees as follows:

        Except as otherwise permitted in the Loan Agreement, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

        (a)   Any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "Copyrights");

        (b)   Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

        (c)   Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

        (d)   All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the "Patents");

        (e)   Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the "Trademarks");

        (f)    Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for an collect such damages for said use or infringement of the intellectual property rights identified above;

        (g)   Any and all licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights

        (h)   Any and all amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

        (i)    Any and all proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

        Notwithstanding the foregoing, nothing herein shall be deemed to prevent or prohibit Borrower from licensing its intellectual property to third parties in the ordinary course of business or as set forth in Section 7.2 of the Loan Agreement.

        It shall be an Event of Default under the Loan Agreement if there is a breach of any term of this Negative Pledge Agreement.    Borrower agrees to properly execute all documents reasonably required by Lender in order to fulfill the intent and purposes hereof.

ANACOR PHARMACEUTICALS, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.
By:		By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner
Name:	Lucy O. Day	By:
Title:	CFO	Name:
Title:

1

EXHIBIT I

CONTROL AGREEMENT

[In form and substance acceptable to Lender in its reasonable discretion]

1

QuickLinks

EXHIBIT A COLLATERAL
EXHIBIT B
SECURED PROMISSORY NOTE
EXHIBIT D NOTICE OF BORROWING
EXHIBIT E INCUMBENCY CERTIFICATE
EXHIBIT F OFFICER'S CERTIFICATE
EXHIBIT G AUTHORIZATION FOR AUTOMATIC PAYMENT
EXHIBIT H NEGATIVE PLEDGE AGREEMENT
EXHIBIT I CONTROL AGREEMENT